AMENDMENT NO. 1 TO THE SCHEDULE A OF THE INVESTMENT ADVISORY AGREEMENT

This Schedule A to the Investment Advisory Agreement dated July 11, 2001 (the "Agreement") between PBHG Funds and Pilgrim Baxter & Associates, Ltd., amended as of the 14th day of July, 2003 to add the PBHG Small Cap Value Fund and the PBHG Intermediate Fixed Income Fund and sets forth pursuant to Section 5 of this Agreement, the compensation each Portfolio shall pay the Adviser. Such compensation shall be computed daily at the annual rate of the Portfolio's average daily net assets as follows and shall be paid monthly at the end of each month.

PBHG Funds

         PBHG Growth Fund                                        0.85%
         PBHG Emerging Growth Fund                               0.85%
         PBHG Large Cap Growth Fund                              0.75%
         PBHG Select Growth Fund                                 0.85%
         PBHG Cash Reserves Fund                                 0.30%
         PBHG Technology & Communications Fund                   0.85%
         PBHG Large Cap 20 Fund                                  0.85%
         PBHG Large Cap Fund                                     0.65%
         PBHG Mid-Cap Fund                                       0.85%
         PBHG Strategic Small Company Fund                       1.00%
         PBHG Small Cap Fund                                     1.00%
         PBHG Focused Fund                                       0.85%
         PBHG Clipper Focus Fund                                 1.00%
         PBHG Disciplined Equity Fund                            0.70%
         PBHG IRA Capital Preservation Fund                      0.60%
         PBHG REIT Fund                                          0.85%
         PBHG Small Cap Value Fund                               1.00%
         PBHG Intermediate Fixed Income Fund                     0.40%




PBHG FUNDS                                 PILGRIM BAXTER & ASSOCIATES, LTD.

By: /s/ Lee T. Cummings                    By: /s/ Eric C. Schneider

Title: Treaurer                            Title: CFO